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                                                                      EXHIBIT 1





                           December 26, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by Advanced Voice Technologies, Inc. which are being filed with the Commission, pursuant to Item 4 of Form 8K, as part of the Form 8K dated December 19, 1996 and agree with the statements made therein.

                             Very truly yours,

                             /s/ Moore Stephens, P.C.
                             MOORE STEPHENS, P.C.

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